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                                                                      EXHIBIT 24

                                AAF-MCQUAY INC.
                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each of the undersigned Directors of AAF-McQuay Inc. hereby constitutes and appoints Joseph B. Hunter, Andrew R. Morrison and either of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in any of said agents and attorneys-in-fact, to sign for the undersigned in their respective names as Directors of AAF-McQuay Inc., the Annual Report on Form 10-K, and any and all further amendments to said Report, hereby ratifying and confirming all acts taken by any such agent and attorney-in-fact, as herein authorized.

Dated: September 30, 1999

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
/s/ JOSEPH B. HUNTER                           /s/ GERALD L. BOEHRS
--------------------------------------------   --------------------------------------------
Joseph B. Hunter                               Gerald L. Boehrs

/s/ MICHAEL J. CHRISTOPHER                     /s/ LIU WAN MIN
--------------------------------------------   --------------------------------------------
Michael J. Christopher                         Liu Wan Min

/s/ QUEK LENG CHAN                             /s/ HO NYUK CHOY
--------------------------------------------   --------------------------------------------
Quek Leng Chan                                 Ho Nyuk Choy

/s/ ROGER TAN KIM HOCK
--------------------------------------------
Roger Tan Kim Hock
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